U.S. GEOTHERMAL INC.
________

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

March 31, 2008

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the respective historical consolidated financial statements and the accompanying notes of U.S. Geothermal Inc. and Empire Geothermal Power, LLC. U.S. Geothermal, Inc. reports its financial results on a fiscal year basis ending March 31. Empire Geothermal Power, LLC reports its financial results on a calendar year basis ending December 31. The unaudited pro forma condensed combined balance sheet is based on historical balance sheets of U.S. Geothermal Inc. and the fair value of the assets purchased from Empire Geothermal Power, LLC and Michael B. Stewart has been prepared to reflect the acquisition as if it had been completed on March 31, 2008. U.S. Geothermal Inc.’s audited consolidated statement of operations for the fiscal year ended March 31, 2008 has been combined with Empire Geothermal Power, LLC.’s audited statement of operations for the year ended December 31, 2007. U.S. Geothermal Inc. unaudited consolidated statement of operations for the three months ended March 31, 2008 has been combined with Empire Geothermal Power, LLC unaudited consolidated statement of operations for the three months ended March 31, 2008. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of U.S. Geothermal Inc. and Empire Geothermal Power, LLC incorporated by reference into this joint proxy statement/prospectus as well as the summary selected historical consolidated financial data included elsewhere in this joint proxy statement/prospectus.

U.S. Geothermal Inc. management believes that the unaudited pro forma condensed combined financial statements reflect a reasonable estimate of the Empire Geothermal Power, LLC and Michael B. Stewart asset acquisition based on currently available information as set forth in the notes to such statements and are not necessarily an indication of the results that would have been achieved had the acquisition been completed as of the dates indicated or that may be achieved in the future. The acquisition will be accounted for under the purchase method of accounting and the allocation of purchase price will be based upon the estimated fair value of assets acquired. The purchase price allocations reflected in the unaudited pro forma condensed combined financial statements are preliminary and may be different from the final allocation of the purchase price. In addition, the unaudited pro forma condensed combined financial statements do not include the realization of any cost savings from operating efficiencies, synergies or other restructurings resulting from the acquisition. Therefore, the actual amounts recorded as of the completion of the mergers and thereafter may differ materially from the information presented herein.

U.S. GEOTHERMAL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
For the year ended March 31, 2008
(Stated in U.S. Dollars)

	U.S. Geothermal,	Nevada Assets	Private
	Inc.	Purchased	Placement		Pro Forma	Pro Forma
	March 31, 2008	March 31, 2008	Offering		Adjustments	Combined

ASSETS

Current Assets:
Cash and cash equivalents	$4,877,252	$-	$13,778,474	(1)	(5,530,279)	$13,125,447
Restricted cash	285,000	-	-		-	285,000
Receivable from subsidiary	205,033	-	-		-	205,033
Other current assets	85,466	-	-		-	85,466
Total current assets	5,452,751	-	13,778,474		(5,530,279)	13,700,946

Deposit on property acquisition	11,310,686	-	-	(1)	(11,310,686)	-
Investment in subsidiary	16,745,481	-	-		-	16,745,481
Property, plant and equipment	6,858,015	17,623,965	-		-	24,481,980

Total assets	$40,366,933	$17,623,965	$13,778,474		$(16,840,965)	$54,928,407

LIABILITIES AND
STOCKHOLDERS’EQUITY

Current Liabilities:
Accounts payable and accrued
liabilities	$495,001	$17,623,965	$-	(1)	(17,623,965)	$495,001
Total current liabilities	495,001	-	-			495,001
Long-term Liabilities:
Stock compensation payable	1,975,672	-	-		-	1,975,672
Total liabilities	2,470,673	-	-		-	2,470,673

STOCKHOLDERS’EQUITY	37,896,260	-	13,778,474	(1)	783,000	52,457,734
Total liabilities and stockholders’
equity	$40,366,933	$17,623,965	$13,778,474		$(16,840,965)	$54,928,407

U.S. GEOTHERMAL INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF
OPERATIONS
For the year ended March 31, 2008
(Stated in U.S. Dollars)

			Empire
			Geothermal
	U.S. Geothermal,		Power LLC
	Inc.		Year Ended	Private
	Year Ended		December 31,	Placement		Pro Forma	Pro Forma
	March 31, 2008		2007	Offering		Adjustments	Combined

Operating Revenue	$184,242		$1,786,333	$-		$-	$1,970,575

Operating Expenses:
Cost of good sold	-		314,354	-		-	314,354
Loss from investment in subsidiary	228,234		-	-		-	228,234
Plant operations	69,505		1,247,372	-	(a)	(240,132)	1,076,745
Marketing and selling	440,196		-	-		-	440,196
General and administration	4,059,170		632,888	-		-	4,692,058
Total operating expenses	4,797,105		2,194,614	-		(240,132)	6,751,587

Loss from Operations	(4,612,863)		(408,281)	-		240,132	(4,781,012)

Other Income (Expense):
Interest income	947,130		-	-		-	947,130
Interest expense	-		(159,551)	-	(b)	159,551	-
Other income	116,547		46,846	-		-	163,393
Other expenses	-		(38,740)	-		-	(38,740)
Total other income (expenses)	6,858,015		(151,445)	-		159,551	1,071,783

Net Gain (Loss)	$(3,549,186)		$(559,726)	$-		$399,683	$(3,709,229)

Basic and Diluted Net Loss Per
Share	$(0.06)	$	n/a	n/a	$	n/a	$(0.06)

Weighted Average Number of Shares
Outstanding for Basic and Diluted
Calculations	52,407,704		-	6,382,500		290,000	59,080,204

U.S. GEOTHERMAL INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANICAL STATEMENTS
(Stated in U.S. Dollars)

NOTE 1 - BASIS OF PRO FORMA PRESENTATION

On May 1, 2008, U.S. Geothermal, Inc. (“the Company”) completed the acquisition of $16.8 million in assets owned by Empire Geothermal Power, LLC and Michael B. Stewart. This purchase included an operational geothermal power plant, ground water rights, and geothermal energy rights to properties in two locations: the San Emidio and the Granite Creek assets. The San Emidio assets are located in the San Emidio Desert, Washoe County, Nevada and include the geothermal power plant project, approximately 22,944 acres (35.9 square miles) of geothermal leases, and ground water rights used for cooling water. The Granite Creek assets are comprised of approximately 5,414 acres (8.5 square miles) of BLM geothermal leases located approximately 6 miles north of Gerlach, Nevada along a geologic structure known to host geothermal features including the Great Boiling Spring and the Fly Ranch Geyser. The power plant sells an annual average of approximately 3.1 megawatts. The plant is approximately 21 years old and employs four binary cycle units. The acquisition was accounted for by using the purchase method of accounting. The unaudited pro forma condensed combined balance sheet is presented to give effect to U.S. Geothermal Inc.’s acquisition of Empire Geothermal Power, LLC’s assets as if the acquisition had occurred March 31, 2007. The statements of operation are presented as if the acquisition had been completed as of the beginning of the applicable U.S. Geothermal Inc. periods presented. The purchase price allocation included within these unaudited pro forma condensed combined financial statements is based upon the actual purchase price of $16.8 million allocated to assets based on their current fair market value, as estimated below. In conjunction with the acquisition, the Company, also, issued 290,000 shares of common stock to the Kosmos Company (fair market value of $783,000), an underlying geothermal rights lessor of a portion of the San Emidio assets, as a payment for certain amendments to their geothermal lease.

Preliminary Estimated Purchase Price Allocation

The purchase price of the Empire Geothermal Power LLC’s and the Michael B. Stewart assets was allocated as follows:

	Book Value of	Fair Value of	Assumed
	Total Assets	Total Assets	Operational at
	Acquired	Acquired	March 31, 2008
Empire Geothermal Power LLC:
Plant and improvements (1)	$2,127,815	$1,114,165	$1,114,165
Furniture and equipment (2)	152,474	24,000	24,000
Wells, San Emidio (2)	754,677	3,600,000	3,600,000
Geothermal and mineral rights
San Emidio (3)	-	8,265,800	8,265,800
Michael B. Stewart:
Surface water rights (3)	-	3,620,000	-
Geothermal and mineral rights
Granite Creek (3)	-	1,000,000	-

	$3,034,966	$17,623,965	$13,003,965

Fair value of the assets was determined:

(1)	Value was determined based upon the present value of future cash flows.
(2)	Value determined based upon current replacement value/cost.
(3)	Value based upon fair market value based on similar recent sells transactions.

NOTE 2 –PRIVATE PLACEMENT OFFERING

As an integral part of the acquisition, the Company completed two financing activities that included a private placement offering and a contracted stock issuance. On April 9, 2008, the Company entered into an agreement with an investment dealer, pursuant to which the underwriter purchased 6,382,500 units of the Company (each, a "Unit"), each Unit comprising one common share of the Company (each, a "Common Share") and one half of one common share purchase warrant (each whole common share purchase warrant, a "Warrant"), on an underwritten private placement basis at a price of $2.35 CDN per Unit to raise gross proceeds of $14,998,875 CDN. Each Warrant entitles the holder thereof to acquire one additional common share of the Company for a period of 24 months following the closing of the offering for $3.00 US per common share. The net proceeds of the offering (US$13,778,474) is being used by the Company to complete the San Emidio geothermal project acquisition recently announced and for general working capital purposes.

NOTE 3 –PRO FORMA ADJUSTMENTS

The following is a description of pro forma adjustments reflected in the unaudited pro forma condensed combined financial statements:

Balance Sheet

1.	Cash and Cash equivalents

Upon completion of the private placement offering on April 28, 2008, the Company transferred $5,335,625 into escrow at Nevada State Bank to complete Tier 2 closing of the Nevada asset purchase which occurred May 1, 2008. Other acquisition fees totalled $194,653.

Deposit on Property Acquisition

Funds transferred to Empire Geothermal Power LLC on January 9, 2008 totalled $300,000 and funds transferred into escrow at Nevada State Bank on March 31, 2008 totalled $11,010,686 for completion of Tier 1 closing of Nevada asset purchase which occurred April 1, 2008.

Accounts Payable and Accrued Liabilities

Funds transferred to Empire Geothermal Power LLC and Michael B. Stewart for completion of Tier 1 and Tier 2 closing for Nevada asset purchase. Shares issued to The Kosmos Company for amendment to their royalty agreement.

Stockholder’s Equity

The Company issued 290,000 at a closing price of $2.70 to The Kosmos Company for amendment to their royalty agreement.

Income Statement

a. Depreciation Expense

Adjustment represents the difference between depreciation recognized on the Empire Geothermal Power LLC’s audited financial statements for the calendar year ended December 31, 2007, and the depreciation costs that would have been recorded based on the fair market value of the Nevada assets purchased which were assumed to be operational at March 31, 2008.

b. Interest Expense

Based on the full payment of a bank loan by Empire Geothermal Power LLC with the proceeds of the asset sale, no interest costs will be incurred under the combined operation.